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                                                                     EXHIBIT 5.1


                                January 26, 1998


The Board of Directors
Fred Meyer, Inc.
3800 SE 22nd Avenue
Portland, OR 97202

      We have acted as counsel for Fred Meyer, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of shares of Common Stock to shareholders of Quality Food Centers, Inc. ("QFC") in the merger (the "QFC Merger") contemplated by the Agreement and Plan of Merger dated as of November 6, 1997, as amended, among the Company, QFC and Q-Acquisition Corp. (the "QFC Merger Agreement") and to stockholders and warrant holders of Food 4 Less Holdings, Inc. ("Food 4 Less") in the merger (the "QFC Merger" and, together with the QFC Merger, the "Mergers") contemplated by the Agreement and Plan of Merger dated as of November 6, 1997, as amended, among the Company, Food 4 Less and FFL Acquisition Corp. (the "Food 4 Less Merger Agreement" and, together with the QFC Merger Agreement, the "Merger Agreements") as described in the Registration Statement on Form S-4 (the Registration Statement") about to be filed by the Company with the Securities and Exchange Commission for the registration of the Common Stock under the Securities Act of 1933.

      We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

      Based upon the foregoing, it is our opinion that:

      (i) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

      (ii) All action necessary to make valid the proposed issuance of the Common Stock by the Company in the QFC Merger will have been taken when:


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The Board of Directors
Fred Meyer, Inc.
January 26, 1998
Page 2


            (A) the Company's Registration Statement, as it may be amended, shall have become effective;

            (B) the QFC Merger shall have been approved by the requisite vote of the shareholders of QFC and the issuance of Common Stock in the QFC Merger shall have been approved by the requisite vote of the stockholders of the Company;

            (C) all other conditions to the consummation of the QFC Merger set forth in the QFC Merger Agreement shall have been satisfied or waived and requisite filings shall have been made under the corporate laws of Delaware and Washington; and

            (D) the Common Stock shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity, with the QFC Merger Agreement.

      (iii) All action necessary to make valid the proposed issuance of the Common Stock by the Company in the Food 4 Less Merger will have been taken when:

            (A) the Company's Registration Statement, as it may be amended, shall have become effective;

            (B) the Food 4 Less Merger shall have been approved by the requisite vote of the stockholders of Food 4 Less and the issuance of Common Stock in the Food 4 Less Merger shall have been approved by the requisite vote of the stockholders of the Company;

            (C) all other conditions to the consummation of the Food 4 Less Merger set forth in the Food 4 Less Merger Agreement shall have been satisfied or waived and requisite filings shall have been made under the corporate laws of Delaware; and

            (D) the Common Stock shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity, with the Food 4 Less Merger Agreement.

      We are further of the opinion that when the steps set forth in paragraphs
(ii) and (iii) shall have been taken, the Common Stock will have been duly issued and be validly outstanding and all shares thereof will be fully paid and nonassessable.


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The Board of Directors
Fred Meyer, Inc.
January 26, 1998
Page 3


      We hereby consent to the use of our name in the Registration Statement and in the Joint Proxy and Consent Solicitation Statement/Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ STOEL RIVES LLP

                                       STOEL RIVES LLP